Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 21, 2012, except for the effects of discontinued operations discussed in Note 3 as to which the date is November 13, 2014 relating to the financial statements, which appears in Brooks Automation, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2014.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 10, 2015